FOR IMMEDIATE RELEASE Lisa Mueller THQ Investor Relations 818/871-5125 Angela Emery THQ Corporate Communications 818/871-8650

THQ REPORTS FISCAL 2013 FIRST QUARTER RESULTS

AGOURA HILLS, Calif., Aug. 6, 2012 -- THQ Inc. (NASDAQ: THQI) today reported financial results for the first quarter ended June 30, 2012.

(in millions, except per share data)	For the Three Months Ended June 30,
	2012	2011
Net Sales - GAAP	$133.7	$195.2
Net Sales - Non-GAAP	$38.5	$141.2
Net Income (Loss) - GAAP	$15.4	$(38.4)
Net Loss - Non-GAAP	$(23.3)	$(64.4)
Diluted Earnings (Loss) Per Share - GAAP	$2.00	$(5.63)
Diluted Loss Per Share - Non-GAAP	$(3.41)	$(9.42)

Financial Highlights

•	Q1 Non-GAAP net sales were $38.5 million, above guidance of $25 - $30 million.

•
Q1 Non-GAAP net loss per share was ($3.41), better than guidance of ($4.00) - ($4.50). Net loss per share amounts for the current and prior period were adjusted for the 1-for-10 reverse split of the company's common stock effected on July 5, 2012.

•	A reconciliation of GAAP to non-GAAP results is provided in the accompanying financial tables, and a supplemental consolidated reconciliation can be found at http://investor.thq.com.

“We have made significant progress reshaping the company. With the changes implemented over the last several months, we are in a much better position today to deliver on our pipeline of games, beginning with Darksiders® II, which launches next week in North America,” said THQ Chairman and CEO Brian Farrell. “We are also pleased to have new management on board at THQ, led by President Jason Rubin, who brings tremendous experience to the company and has a proven track record of bringing multi-million unit sellers to market; Jason Kay, a fifteen-year media and entertainment industry veteran, as Chief Strategy Officer; and Ron Moravek, a seasoned creative development executive who has co-founded and led several technology businesses, including one of our most successful studios, Relic Entertainment, as EVP, Production. Jason Rubin and his new team bring an entrepreneurial approach to our game slate as we seek to maximize the value of our intellectual properties and evolve our business in the face of our increasingly digital future.”

Fiscal 2013 First Quarter Highlights and Recent Developments

•
THQ announced it would transform development of the standalone expansion Saints Row®: The Third - Enter the Dominatrix™ into a full-fledged, full-priced sequel, with far greater potential to generate stronger results over the long term. The sequel is currently scheduled for release in calendar year 2013.

•	The company's digital revenues for the first quarter of fiscal 2013 were $13.4 million, or 35 percent of non-GAAP net sales.

•
THQ's line-up featured at the Electronic Entertainment Expo ("E3") garnered 29 awards from more than 67 nominations across the portfolio for upcoming titles such as Darksiders II, Company of Heroes® 2, Metro: Last Light and South Park™: The Stick of Truth™, which won a prestigious Game Critics Award “Best of E3” for best RPG.

•
The company transferred its license to develop future video games based on the Ultimate Fighting Championship® (UFC), which resulted in a cash payment to THQ by the licensor. THQ will continue to publish its existing UFC console and mobile titles through March 31, 2013.

Fiscal 2013 Product Slate

THQ has announced the following releases scheduled through its fiscal 2013:

Title	Platforms	Planned Release

Darksiders® II	Console, PC	August 2012
WWE® '13	Console	October 2012
Company of Heroes® 2	PC	Q4 FY13
Metro: Last Light	Console, PC	Q4 FY13
South Park™: The Stick of Truth™	Console, PC	March 2013

Restructuring and Business Realignment
THQ continued the implementation of its plans to streamline the organization and cost structure to position the company for sustained profitability.

•
During the fiscal first quarter, the company recorded approximately $4.5 million in non-GAAP business realignment expenses, which include cash costs of approximately $0.7 million related to severance and other employee-related costs, and non-cash impairment charges of approximately $4.3 million related to decisions made to cancel or reconfigure titles.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2013 first quarter results and fiscal 2013 second quarter and full year guidance today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 12449281, to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through August 8, 2012 by dialing (855) 859-2056 domestically, or (404) 537-3406 internationally, conference ID 12449281.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the impact of the following:

•	stock-based compensation expense,

•	certain deferred revenue and related costs,

•	business realignment and related expenses,

•	capitalized interest, and

•	other significant charges and benefits.

Non-GAAP results also include the impact of any foreign currency fluctuations on our available-for-sale investment securities, when classified in equity for GAAP purposes.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The company excludes these items from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game, such as online services, and recognizes that revenue upon the delivery of the undelivered elements or over the estimated service period as applicable. As there is no impact to its operating cash flow, THQ's management excludes the impact of deferred net revenue and related costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, we believe these measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and consistency with industry data sources.

Business Realignment and Related Expenses. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. THQ's management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses and related charges from its non-GAAP financial measures.

Impact of Capitalized Interest. The company capitalizes interest expense and other financing costs as a component of capitalized software development. THQ's management considers interest cost to be a financing cost in the period in which it is incurred, and thus excludes the impact of the capitalization of interest costs to software development and the subsequent amortization expense when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook. As a result, the company believes it is appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods
Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. Our fiscal 2013 first quarter ended on June 30, 2012. Our fiscal 2012 first quarter ended on July 2, 2011.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at http://www.thq.com/. THQ, Company of Heroes, Darksiders II, Metro: Last Light, Saints Row, Saints Row: The Third, Saints Row: The Third - Enter the Dominatrix and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are property of their respective owners.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, future financial expectations and estimated product release dates. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2012, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,
	2012	2011

Net sales	$133,687	$195,153
Cost of sales:
Product costs	38,486	67,063
Software amortization and royalties	37,353	64,920
License amortization and royalties	5,749	8,139
Total cost of sales	81,588	140,122

Gross profit	52,099	55,031
Operating expenses:
Product development	9,295	30,189
Selling and marketing	14,639	50,676
General and administrative	10,132	12,049
Restructuring	1,389	(140)
Total operating expenses	35,455	92,774

Operating income (loss)	16,644	(37,743)
Interest and other income (expense), net	(753)	443
Income (loss) before income taxes	15,891	(37,300)
Income taxes	506	1,145
Net income (loss)	$15,385	$(38,445)

Earnings (loss) per share — basic	$2.25	$(5.63)
Earnings (loss) per share — diluted	$2.00	$(5.63)

Shares used in per share calculation — basic	6,852	6,832
Shares used in per share calculation — diluted	8,090	6,832

Presentation gives effect to the Reverse Stock Split, which occurred on July 5, 2012.

THQ Inc. and Subsidiaries
Reconciliation of GAAP net income (loss) to Non-GAAP net loss (a)
(In thousands, except per share data)

	For the Three Months Ended June 30,
	2012	2011
Net sales	$133,687	$195,153
Changes in deferred net revenue	(95,162)	(53,914)
Non-GAAP net sales	$38,525	$141,239

	For the Three Months Ended June 30,
	2012	2011
Operating income (loss)	$16,644	$(37,743)
Non-GAAP adjustments affecting operating income (loss):
Changes in deferred net revenue	(95,162)	(53,914)
Changes in deferred cost of sales	47,347	9,398
Business realignment and related expenses (b)	4,397	4,691
Stock-based compensation	615	1,631
Amortization of capitalized interest (c)	840	1,196
Total non-GAAP adjustments affecting operating income (loss)	(41,963)	(36,998)
Non-GAAP operating loss	$(25,319)	$(74,741)

	For the Three Months Ended June 30,
	2012	2011
Net income (loss)	$15,385	$(38,445)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	(41,963)	(36,998)
Capitalized interest expense (c)	(1,494)	(1,409)
Business realignment expenses (b)	121	—
Interest and other income (expense), net	—	—
Income tax adjustments (d)	4,622	12,501
Non-GAAP net loss	$(23,329)	$(64,351)

Non-GAAP loss per share — diluted (e)	$(3.41)	$(9.42)
___________________
Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)
Business realignment and related expenses in the three months ended June 30, 2012 reflect actions taken through June 30, 2012 and include: non-cash software development charges of approximately $4.3 million related to decisions made to cancel and reconfigure titles; a net benefit $2.0 million related to license negotiations; $0.7 million of cash charges for severance and other employee-related costs; and $1.5 million of charges and changes in estimates related to contract and lease terminations as well as long-lived asset write-offs and other adjustments.

(c)	Represents interest expense capitalized to software development and subsequent amortization.

(d)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(e)
Non-GAAP loss per share presentation gives effect to the Reverse Stock Split, which occurred on July 5, 2012, and has been calculated using diluted shares before applying the “if-converted” method relative to the Notes issued in August 2009.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	June 30, 2012	March 31, 2012
ASSETS
Cash and cash equivalents	$20,937	$75,977
Accounts receivable, net of allowances	4,129	15,994
Inventory	15,370	18,485
Licenses	16,134	21,927
Software development	90,039	105,220
Deferred income taxes	5,675	5,732
Income taxes receivable	1,290	687
Prepaid expenses and other current assets	25,541	46,011
Total current assets	179,115	290,033
Property and equipment, net	22,560	22,132
Licenses, net of current portion	41,576	42,594
Software development, net of current portion	26,793	25,348
Other long-term assets, net	12,771	12,687
TOTAL ASSETS	$282,815	$392,794

LIABILITIES AND EQUITY
Accounts payable	$50,061	$42,905
Accrued and other current liabilities	52,724	83,693
Deferred revenue, net	48,725	144,686
Total current liabilities	151,510	271,284
Other long-term liabilities	52,121	53,837
Convertible senior notes	100,000	100,000
Total liabilities	303,631	425,121
Total stockholders' equity	(20,816)	(32,327)
TOTAL LIABILITIES AND EQUITY	$282,815	$392,794

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended
Platform Revenue Mix	June 30, 2012		June 30, 2011
Consoles
Microsoft Xbox 360	$13,980	36.3%	$51,542	36.5%
Sony PlayStation 3	9,861	25.6	35,782	25.3
Nintendo Wii	3,196	8.3	19,024	13.5
Sony PlayStation 2	284	0.7	1,019	0.7
	27,321	70.9	107,367	76.0
Handheld
Nintendo Dual Screen	3,467	9.0	21,284	15.1
Sony PlayStation Portable	641	1.7	2,122	1.5
Wireless	421	1.1	736	0.5
	4,529	11.8	24,142	17.1

PC	6,675	17.3	9,730	6.9
Non-GAAP net sales	38,525	100.0%	141,239	100.0%
Changes in deferred net revenue	95,162		53,914
Net sales	$133,687		$195,153

Geographic Revenue Mix
Domestic	$23,325	60.5%	$87,743	62.1%
Foreign	15,200	39.5	53,496	37.9
Non-GAAP net sales	38,525	100.0%	141,239	100.0%
Changes in deferred net revenue	95,162		53,914
Net sales	$133,687		$195,153